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                                                         Morgan Stanley Dean Witter Closed End Funds
                                               17a-7 (Portfolio Trades Executed with Other Affiliate Funds)
                                                   For the Period of January 1, 2000 through December 31, 2000


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Transaction                           Shares/   Local
Date                Security            Par     Price Cur  US $ Value                         Seller  Purchaser

MSDW ASIA PACIFIC FUND

04/27/00   Gigamedia  2,00028.00  USD  $56,000MSDW Asia Pacific Fund MSDW SICAV Emerging Markets Portfolio
04/27/00   ASE Test 20028.50  USD         $5,700MSDW Asian Growth Fund Singapore Dollar MSDW Asia Pacific Fund
04/27/00   ASE Test  50028.50  USD        $14,250MSDWUF Asian Equity Portfolio  MSDW Asia Pacific Fund
04/27/00   ASE Test                       2,70028.50  USD        $76,950MSDWIF Asian Equity Portfolio  MSDW Asia Pacific Fund
04/27/00   ASE Test                       3,70028.50  USD       $105,450VK Asian Growth Fund  MSDW Asia Pacific Fund
05/05/00   Macquairie Corp.Telecom      123,400 2.05  AUD       $150,163MSDW Asia Pacific Fund, Inc Pacific Mutual Magnum
05/05/00   Macquairie Corp. Telecom       6,400 2.05  AUD         $7,788MSDW Asia Pacific Fund, Inc Ronald Family Trust A
05/05/00   Macquairie Corp. Telecom       1,700 2.05  AUD         $2,069MSDW Asia Pacific Fund, Inc. VK International Magnum

MSDW GLOBAL OPPORTUNITY BOND FUND

12/27/00   Tjiwi Kim-Global              60,00078.00  IO         $46,800MSDW Global Opportunity Bond Fund, Inc.
12/27/00   Republic of Columbia          75,00086.40  CO         $64,800MSDW Global Opportunity Bond Fund, Inc.
12/27/00   Republic of Argentina         60,00082.25  AR         $49,350MSDW Global Opportunity Bond Fund, Inc.
12/27/00   Argentina-Global BD Ser Bg    20,00089.50  AR         $17,900MSDW Global Opportunity Bond Fund, Inc.

MSDW EMERGING MARKETS DEBT FUND

12/20/00   Netia Holding Ser B          200,00078.00  NF        $156,000MSDW Emerging Markets Debt Fund, Inc.g Pension Funds
12/20/00   Tjiwi Kim-Global             500,00076.75  IO        $383,750MSDW Emerging Markets Debt Fund, Inc.g Pension Funds
12/27/00   Republic of Columbia         315,00086.40  CO        $272,160MSDW Emerging Markets Debt Fund, Inc.g Pension Funds

AR - Argentina Peso
CO - Colombian Pesos
IO - Indonesia Rupiah
NF - Netherlands - Antilles Guilder
VE - Venezuela Bolivar

*  All transactions were completed in accordance with Rule 17a-7 and Board-approved Rule 17a-7 procedures.


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